<EXHIBIT 23-B>










                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 27, 1994, January 28, 1994 and February 16, 1994 included in the reports of Merry Land & Investment Company, Inc. on Forms 8-K/A filed March 1, 1994 and March 2, 1994, the incorporation by reference of our reports dated June 17, 1994 and June 27, 1994 included in the report of the Company on Form 8-K filed June 29, 1994, the incorporation by reference of our report dated September 16, 1994 included in the Company's Form 8-K/A filed September 27, 1994, the incorporation by reference of our reports dated January 17, 1994 included in the Company's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP





Atlanta, Georgia
January ___, 1995